UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Aegion Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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Client Q&A

1.	What are the benefits of this transaction? What does this announcement mean for me?
•	This transaction will enable us to further enhance our differentiated portfolio of infrastructure maintenance, rehabilitation and protection offerings. In other words, it will help us get even better at what we do.
•	With New Mountain Capital’s growth-oriented investment approach and critical infrastructure expertise, Aegion will be well positioned to advance its technological capabilities through continued investments in its business, which will lead to new opportunities to develop enhanced products that maintain, rehabilitate and protect critical infrastructure for our communities.
•	In addition, New Mountain brings deep industry knowledge, strong operational expertise and a proven track record of supporting businesses through investments in R&D – all things that we will leverage to deliver new and transformational solutions to you.
•	Upon completion of the transaction, we will retain the Aegion name, our same business unit subsidiaries and brands and become a portfolio company of New Mountain Capital.
•	We do not expect the transaction to have any impact on our contracts or how we do business with you today.

2.	Who is New Mountain Capital?
•	New Mountain is a leading growth-oriented investment firm.
•	New Mountain looks for strong businesses with tremendous potential for further success – like Aegion.
•	In addition to financial support, New Mountain brings deep industry knowledge, strong operational expertise and a proven track record of supporting businesses through investments in R&D and capital expenditures that recognize the value of achieving differentiated long-term growth.
•	New Mountain has experience identifying and investing in high-quality growth businesses that provide infrastructure services, protection and maintenance across water, power and broad infrastructure assets, including Inframark, Pearce Services and TRC Companies.
•	You can learn more about New Mountain at www.newmountaincapital.com.

3.	When do you expect the transaction to be completed? What are the next steps?
•	The transaction is expected to close in the second quarter of 2021.
•	Until then, Aegion will continue to operate as an independent, publicly-traded company.
•	We will keep you updated as we move forward, but please know that we remain as focused as ever on maintaining our strong relationship with you.

4.	What will happen to current contracts? What about future contracts?
•	We do not expect the transaction to have any impact on our contracts or how we do business with you today.
•	Simply put, it is business as usual, and we remain focused on delivering the continuous innovation that helps keep infrastructure working better, safer and longer around the world.

5.	What happens to existing service bonds?
•	All existing service bonds will be honored.

6.	Will there be any changes to the products and services that Aegion offers once the transaction closes?
•	With New Mountain’s growth-oriented investment approach and critical infrastructure expertise, Aegion will be well positioned to advance its technological capabilities through continued investments in its business, which will lead to new opportunities to develop enhanced products that maintain, rehabilitate and protect critical infrastructure for our communities.
•	Please keep in mind that today is the first step in this process and there are details that will need to be worked out.

7.	Will my company representative change?
•	Your company representative will remain the same for the foreseeable future.

8.	Will Aegion continue to operate under the Aegion name? What will happen to its branded products?
•	Upon completion of the transaction, we will retain the Aegion name, our same business unit subsidiaries and brands and become a portfolio company of New Mountain.
•	We are committed to providing our clients with superior products and service today and long after completing the transaction.

9.	Will Aegion maintain its headquarters? Will Aegion maintain its current leadership team?
•	New Mountain plans to operate Aegion as a standalone business with no disruption to current operations.
•	We expect to maintain our headquarters in St. Louis and operate largely how we do today in the many communities where we work.
•	New Mountain is committed to maintaining our significant presence at our field offices around the world.

10.	What does this mean for the previously announced sale of Aegion’s Energy Services business?
•	We have just announced this transaction and there are many details that we will work through in the coming weeks and months. Rest assured that we are committed to providing our clients with superior products and service today and long after completing the transaction.
•	Following the close of the transaction, New Mountain expects to evaluate the sales process to determine what best positions the business for long-term success.

11.	Where can I find additional information?
•	We are committed to keeping you informed of important milestones as we progress through this process. As always, if you have any questions, please contact your usual Aegion contact.
•	Thank you for your continued support. We value our relationship and look forward to serving you for many years to come.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent the Company from specifically enforcing the obligations of Carter Intermediate, Inc. (Parent) and its wholly owned subsidiary, Carter Acquisition, Inc. (Merger Sub), under the merger agreement or recovering damages for any breach by Parent or Merger Sub; (2) the effects that any termination of the merger agreement may have on the Company or its business, including the risks that (a) the Company’s stock price may decline significantly if the merger is not completed,

(b) the merger agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on the Company and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on the Company’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against the Company and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated or supplemented by subsequent reports that the Company has filed or files with the SEC. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Merger Sub and the Company. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company’s Investor Relations at kcason@aegion.com or 1.800.325.1159.

Participants in Solicitation

The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC on March 6, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.